SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2003

Nash Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Edina, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Item 5.    Other Information and Regulation FD Disclosure.

                On February 28, 2003, the Company announced that holders of more than 51% of the Company’s $165 million 8½% Senior Subordinated Notes due 2008 (the “Notes”) had agreed to waive the previously reported default under the Indenture for the Notes resulting from the Company’s failure to file certain reports with the Securities and Exchange Commission.  Such Note holders also agreed to extend the time for the Company to file its quarterly report on Form 10-Q for its third fiscal quarter of 2002 until May 15, 2003, and its annual report on Form 10-K for its fiscal year ended December 28, 2002 and its quarterly report on Form 10-Q for its first fiscal quarter of 2003 until June 15, 2003.  The Fourth Supplemental Indenture of Trust effecting these arrangements is filed herewith as Exhibit 4.1.  In consideration for the waiver and amendments to the Indenture for the Notes, the Company has paid a fee to the Note holders of record as of February 25, 2003 in an amount equal to 1.5% of the outstanding principal amount of the Notes.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

4.1                                 Fourth Supplemental Indenture of Trust, dated as of  February 25, 2003, Relating to $165,000,000 8-1/2% Senior Subordinated Notes Due 2008, Series A, and 8-1/2% Senior Subordinated Notes Due 2008, Series B (filed herewith electronically).

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH FINCH COMPANY

Date: March 5, 2003	By:	/s/ Robert B. Dimond
		Name:	Robert B. Dimond
		Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Item	Description	Method of Filing
4.1

Fourth Supplemental Indenture of Trust, dated as of  February 25, 2003, Relating to $165,000,000 8-1/2% Senior Subordinated Notes Due 2008, Series A, and 8-1/2% Senior Subordinated Notes Due 2008, Series B

Filed electronically herewith